EXHIBIT 10.4
AMENDMENT NO. 3
TO
BRUSH ENGINEERED MATERIALS INC.
KEY EMPLOYEE SHARE OPTION PLAN
     Materion Corporation, an Ohio corporation, hereby adopts this Amendment No. 3 to the Brush Engineered Materials Inc. Key Employee Share Option (the “Plan”) for the purpose of reflecting name changes.
I.
Section 1.6 of the Plan is amended to provide as follows:
1.6 “Corporation” means Materion Brush Inc., an Ohio corporation, in respect of periods prior to the Effective Time, and Materion Corporation, an Ohio corporation, in respect of periods from and after the Effective Time, and any successor to Materion Corporation.
II.
Section 1.17 of the Plan is amended to provide as follows:
1.17 “Plan” means the Materion Brush Inc. Key Employee Share Option Plan in respect of periods prior to the Effective Time and the Materion Corporation Key Employee Share Option Plan in respect of periods from and after the Effective Time, as the same may be amended or restated from time to time.
III.
The foregoing changes to the Plan shall be effective as of March 8, 2011.
     WITNESS WHEREOF, Materion Corporation has caused this Amendment to be executed by its duly authorized officer this 12th day of July, 2011.

MATERION CORPORATION
By	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Treasurer & Secretary